SUBSIDIARY GUARANTY

THIS SUBSIDIARY GUARANTY is made and entered into as September 1, 2009, by each of Pacific Biometrics, Inc., a Washington corporation, Pacific Biomarkers, Inc., a Washington corporation, PBI Technology, Inc., a Washington corporation, and BioQuant, Inc., a Michigan corporation (each, a “Guarantor” and collectively, the “Guarantors”), to and for the benefit of Terry M. Giles, an individual residing in the State of Texas (“Lender”).

RECITALS

A. Lender and Pacific Biometrics, Inc., a Delaware corporation (“Borrower”), have entered into that certain Loan and Security Agreement dated of even date herewith (the “Loan Agreement”), pursuant to which Lender has agreed to make certain loans to Borrower (the “Loans”). Capitalized terms used in this Guaranty without definition shall have their respective meanings as defined in the Loan Agreement, a copy of which has been provided to the Guarantors.

B. Each Guarantor is wholly-owned by Borrower and will be directly benefited by Lender making the Loans to Borrower and the Guarantors acknowledge that, absent this Guaranty, Lender would not make the Loans to Borrower.

GUARANTY

In consideration of the foregoing, the Guarantors, jointly and severally, make the following promises and guarantees:

1. Each Guarantor, jointly and severally, unconditionally and irrevocably guarantees and promises to pay the Obligations of Borrower to Lender under or pursuant to the Loan Agreement, whether absolute or contingent, liquidated or unliquidated, determined or undetermined, as if the payment of such Obligations constituted the direct primary obligation of such Guarantor. If, at any time, default shall be made by Borrower in the payment of any Obligations due Lender in connection with the Loans, Guarantors shall pay upon demand any sums, interest, or other charges that may be due to Lender. This Guaranty is a guaranty of payment and not of collection.

2. In order to secure this Guaranty, each Guarantor hereby grants to Lender, and its successors and assigns, a first priority security interest in the Collateral (defined below). This Agreement shall continue until all Obligations are paid in full.

(a) For purposes of the foregoing grant of security interest to Lender, “Collateral” means all of Guarantor’s right, title and interest in, to and under all of its assets, whether now owned or existing or hereafter acquired or arising, and wherever located including, but not limited to the following: all cash and cash equivalents, accounts, deposit accounts, inventory, equipment, goods, documents, instruments, contract rights, general intangibles, chattel paper, investment property (including, without limitation, all equity interests owned by such Guarantor), letter-of-credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which such Guarantor now has or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor. Unless otherwise defined herein, terms that are defined in Article 9 of the Uniform Commercial Code as in effect, from time to time, in the State of Washington (the “Uniform Commercial Code”) and used herein shall have the meanings given to them in the Uniform Commercial Code. Notwithstanding the foregoing, the Collateral shall not include any of such property that is subject on the date hereof to certain outstanding security interests (and the related UCC-1 financing statements relating thereto) granted by Guarantor to third parties in connection with certain equipment financings.

(b) The security interests granted herein shall be perfected by Lender’s filing of appropriate Uniform Commercial Code Forms UCC-1 with the appropriate government filing offices (including, as applicable, any required filings with the United States Patent and Trademark Office). In connection with the foregoing, each Guarantor authorizes Lender to prepare and file any financing statements describing the Collateral without otherwise obtaining Guarantor’s signature or consent with respect to the filing of such financing statements.

(c) Upon the payment in full of the Obligations, all security interests granted hereby shall terminate and all rights to the Collateral shall revert to Guarantors, as applicable. Upon any such termination, the Lender shall, at Guarantor’s expense, execute and deliver to such Guarantor such documents as Guarantor shall reasonably request to evidence such termination.

3. Any waiver by Lender of any of the terms or conditions of the Loan Agreement, the giving of any consent or the granting of any indulgences or extensions of time to Borrower, to all of which each Guarantor hereby consents, may be done without notice to Guarantors and without releasing the obligations of Guarantors hereunder.

4. Each Guarantor hereby waives notice of acceptance of this Guaranty and agrees that this Guaranty is a continuing one. The obligations of Guarantors hereunder shall not be released by Lender’s receipt, application, or release of security given for the performance of covenants and conditions of the Loans or the Loan Agreement on Borrower’s part to be performed or observed; nor by any modification, amendment or other change in the terms or conditions of the Loans or the Loan Agreement. Lender shall have no obligation first to exhaust or pursue Lender’s remedies against Borrower before Lender shall have the right to proceed against any Guarantor hereunder.

5. The liability of each Guarantor hereunder shall in no way be affected by any of the following: (a) the release or discharge of Borrower in any creditors’, receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of Borrower in bankruptcy, or of any remedy for the enforcement of Borrower’s liability under the Loan Agreement resulting from the operation of any present or future provision of the federal bankruptcy act or other statute or from the decision of any court; (c) any disability or other defense of Borrower; or (d) the cessation from any cause whatsoever of the liability of Borrower.

6. Until the Obligations have been paid in full, Guarantors (a) shall have no right of subrogation against Borrower by reason of any payments or acts of performance by Guarantors, in compliance with the obligations of Guarantors hereunder, (b) waive any right to enforce any remedy which Guarantors now or hereafter shall have against Borrower by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantors hereunder, and (c) subordinate any liability or indebtedness of Borrower now or hereafter held by Guarantors to the obligations of Borrower to Lender under the Loan Agreement.

7. This Guaranty may not be changed, modified, discharged or terminated in any manner other than by an agreement in writing signed by Guarantors and Lender.

8. If Lender shall employ an attorney to enforce or defend any of Lender’s rights or remedies hereunder, Guarantors shall pay all attorneys’ fees, costs, and expenses and all other costs and expenses incurred by Lender in connection therewith, including costs of appeal, if any, regardless of whether an action is commenced by Lender.

9. Any notice given by any party hereunder shall be in writing and personally delivered, sent by overnight courier, or United States mail, postage prepaid, or sent by facsimile, or other authenticated message, charges prepaid, to the other party’s address set forth below. Each party may change the address or facsimile number to which notices, requests and other communications are to be sent by giving written notice of such change to each other party. Notice given by hand delivery shall be deemed received on the date delivered; if sent by overnight courier, on the next Business Day after delivery to the courier service; if by first class mail, on the third Business Day after deposit in the U.S. Mail; and if by facsimile, on the date of transmission. The initial addresses for notices are as follows:

If to any Guarantor, to:	c/o Pacific Biometrics, Inc. 220 West Harrison Street Seattle, WA 98119 Attention: Chief Executive Officer Facsimile: (206) 298-9838
If to Lender, to:	Terry M. Giles 11002 Wickwood Drive Houston, Texas 77024 Facsimile: (713) 464-0411

10. This Agreement shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and permitted assigns. No party may assign or transfer any of its respective rights or obligations under this Agreement without the consent of the other parties hereto.

11. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Washington.

12. All claims, disputes, controversies, or other matters in question arising out of or relating to this Agreement that cannot be resolved by the parties shall be resolved first through mediation and second, if still not resolved, by binding arbitration, in accordance with the procedures set forth in the Loan Agreement, which are incorporated by reference herein.

13. This Agreement may be executed in any number of counterparts which, when taken together, shall constitute but one agreement.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, MODIFY OR AMEND ANY TERMS OF THE LOAN DOCUMENTS, RELEASE ANY GUARANTOR, FORBEAR FROM ENFORCING REPAYMENT OF THE LOAN OR THE EXERCISE OF ANY REMEDY UNDER THE LOAN AGREEMENT, OR MAKE ANY OTHER FINANCIAL ACCOMMODATION PERTAINING TO THE LOAN ARE ALL UNENFORCEABLE UNDER WASHINGTON LAW.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

EXECUTED as of the day and year first above written.

GUARANTORS:

PACIFIC BIOMETRICS, INC.
a Washington corporation

By: /s/ Ronald R. Helm
Ronald R. Helm
Chief Executive Officer

PACIFIC BIOMARKERS, INC.

a Washington corporation

By: /s/ Ronald R. Helm
Ronald R. Helm
Chief Executive Officer

PBI TECHNOLOGY, INC.

a Washington corporation

By: /s/ Ronald R. Helm
Ronald R. Helm
Chief Executive Officer

BIOQUANT, INC.

a Michigan corporation

	By:	/s/ Ronald R. Helm

Ronald R. Helm Chief Executive Officer
AGREED TO AND ACCEPTED BY LENDER:
/s/ Terry M. Giles

TERRY M. GILES